Exhibit 99.1

SHOPPING CENTER PURCHASE AND SALE AGREEMENT

THIS SHOPPING CENTER PURCHASE AND SALE AGREEMENT (this "Agreement") is entered into as of the 28th day of July, 2015 (the "Effective Date"), by and between RAMCO-GERSHENSON PROPERTIES, L.P., a Delaware limited partnership ("Seller"), with offices at 31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan 48334 and WHLR-Conyers Crossing, LLC, a Delaware limited liability company ("Purchaser"), with offices at 2529 Virginia Beach Blvd., Suite 200, Virginia Beach, Virginia 23452.

W I T N E S S E T H:

A.    Seller is the owner of certain real estate and the shopping center located thereon containing approximately 170,475 square feet of improvements on ± 15.67 acres, located in Conyers, Rockdale County, Georgia, commonly known as "Conyers Crossing" and is as shown on Exhibit A, which is attached hereto and made a part hereof, and is legally described on Exhibit A-1, which is attached hereto and made a part hereof, together with all tenements, easements, hereditaments, privileges and appurtenances appertaining thereto, and all items set forth in Article I hereof (collectively referred to herein as the "Property").

B.    Seller has agreed to sell and Purchaser has agreed to purchase the Property in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements of each party to the other hereinafter set forth, the parties hereto do hereby mutually covenant and agree as follows:

ARTICLE I

PROPERTY

As used herein, the term "Property" shall be deemed to include Seller's entire right, title and interest in and to:

1.1    the real estate described on Exhibit A (the "Real Estate") and all buildings and improvements owned by Seller and located thereon, together with all easements, air, mineral and riparian rights and all tenements, hereditaments, privileges and appurtenances to the extent thereof and thereto belonging or in any way appertaining thereto;

1.2    all fixtures, equipment and personalty owned by Seller and located on or about the Real Estate or used in conjunction therewith, including, but not limited to, any and all landscaping equipment, furniture and furnishings and all heating, lighting, plumbing, electrical and air‑conditioning fixtures and equipment, hot water heaters, carpeting, appliances, furnaces, heating controls, motors, boiler pressure systems and equipment, rest room fixtures, shelving, partitioning, ventilating, incinerating, disposal, cleaning, snow removal and fire sprinkling system equipment, office equipment and furniture, vending, video and/or amusement machines, fuel, and other supplies and disposables, excluding therefrom only personalty owned by tenants of the Property. A list of all such fixtures, equipment, and personalty to be conveyed is attached hereto as Exhibit B and made a part hereof.

1.3    any land lying in the bed of any street, road or avenue, open or proposed, at the foot of or adjoining the Real Estate to the center line thereof;

1.4    any tangible and intangible personal property located on or about or arising out of the ownership of the Property;

1.5    any pending or future award made in condemnation or to be made in lieu thereof, and any unpaid award for damage to the Real Estate, subject to Section 10.1 and Section 10.2 below;

1.6    the use of appurtenant easements, whether or not of record, strips and rights‑of‑way abutting, adjacent, contiguous, or adjoining the Real Estate;

1.7    all leases, licenses, or other permissions to occupy the Property (the "Leases"), together with all security deposits and, to the extent that they accrue and become due and payable from and after the Closing Date (as hereinafter defined), rents, receivables and other monetary items, payable by tenants or occupants of the Property;

1.8    all licenses, permits and franchises issued by any State, Federal or local municipal authorities, relating to the use, maintenance or operation of the Property; and

1.9    all plans and specifications in the possession and control of Seller relating to the construction of any improvements on the Real Estate and all assignable unexpired claims, warranties, guaranties and sureties received by Seller in connection with the construction, improvement or equipment of or on the Property.

ARTICLE II

PURCHASE AND SALE; PURCHASE PRICE

2.1    Subject to the terms and conditions herein contained, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, the Property. The total purchase price for the Property shall be the sum of Ten Million Seven Hundred Fifty Thousand and 00/100 Dollars ($10,750,000.00) (the "Purchase Price"). The Purchase Price shall be allocated as follows: $8,943,333.34 to the shopping center, $806,666.66 to the Burger King, and $1,000,000.00 to Chipotle.

2.2    The Purchase Price shall be payable by Purchaser to Seller at the Closing (as hereinafter defined) by wire transfer of funds, subject to the adjustments and prorations set forth in the Closing Statement (as hereinafter defined) executed by Seller and Purchaser at Closing.

2.3    Within two (2) Business days after the Effective Date, Purchaser shall deposit with Fidelity National Title Insurance Company, 1050 Wilshire Drive, Suite 310, Troy, Michigan 48084, Attention: Angela M. Lentner (the "Escrow Agent"), in escrow, an earnest money deposit in the amount of One Hundred Thousand and 00/100 Dollars ($100,000.00) ("Initial Deposit"). In the event that Purchaser pursuant to Section 3.2 hereof notifies Seller prior to the end of the Inspection Period that Purchaser desires to proceed with the purchase of the Property, then within two (2) business days thereafter Purchaser shall deposit an additional One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00) ("Additional Deposit") in escrow with the Escrow Agent (the Initial Deposit and Additional Deposit, together with interest earned thereon, are collectively referred to as the "Deposit"). The Deposit shall become non-refundable to Purchaser except as expressly provided herein. The Deposit shall be held in escrow by Escrow Agent pending the Closing. In the event that Purchaser timely delivers to Seller the Notice to Proceed (hereinafter defined), then at and upon Closing, the Deposit shall be applied against the Purchase Price, or, if this transaction is not consummated, delivered to Seller unless (i) such failure to consummate this transaction is due to the default of Seller as provided for hereunder; (ii) the failure of any condition required as a condition for the Purchaser to close; (iii) this Agreement is terminated by Purchaser pursuant to the express provisions hereof; or (iv) as otherwise explicitly stated herein. The parties agree that the liability of the Escrow Agent to the parties hereto shall be only as expressly set forth in this Agreement. It is specifically agreed that the Escrow Agent shall not be liable for any mistake or error of judgment in the discharge of its functions hereunder, but shall be liable only for bad faith or gross negligence. In the event that there shall be any action or legal proceedings involved or arising out of this Agreement, to which action or legal proceeding the Escrow Agent is or may be a party, the Escrow Agent shall be entitled, at any time, in its sole discretion, to pay the Deposit, or any portion thereof, into the appropriate State or Federal Court having jurisdiction in Georgia and, upon so doing, it shall be relieved of any further responsibility or liability as to the Deposit. The Deposit shall be invested by the Escrow Agent in an interest bearing account, and the interest shall be deemed to constitute part of the Deposit.

ARTICLE III

INSPECTION OF PROPERTY

3.1    As used in this Agreement, the term "Inspection Period" shall mean the time period during which Purchaser may conduct its inspection of the Property pursuant to this Agreement and which time period commenced on May 7, 2015 and shall expire with respect to all inspections of the Property, except for the Phase II Environmental Inspection (as hereinafter defined), upon the execution of this Agreement. As used in this Agreement, the term "Phase II Environmental Inspection Period" shall mean the time period during which Purchaser may conduct its Phase II Environmental inspection (as hereinafter defined) of the Property pursuant to this Agreement and which time period commenced on the Effective Date and shall expire at 5:00 p.m. E.S.T. thirty (30) days thereafter. Purchaser hereby acknowledges receipt of all documents listed on Exhibit l. Seller shall make available to Purchaser such additional documents related to the Property as reasonably requested by Purchaser during the Inspection Period. During the Inspection Period, Purchaser shall have the right to enter the Property to undertake, at its sole cost and expense, site, engineering, appraisal, environmental and such other inspection analyses and studies of the Property, and Purchaser shall have the right to review the Leases, operating expenses and other documents relating to the Property and to take such other actions as Purchaser deems necessary to satisfy itself that it wishes to proceed with the purchase of the Property upon the terms and conditions set forth in this Agreement (all of such inspections and actions are collectively referred to herein as the "Inspections"). Purchaser shall not interfere with the operation of the Property during its investigation and Purchaser shall respect the rights of the tenants under the Leases during its investigation. Purchaser may conduct a Phase II Environmental Inspection upon the terms and conditions set forth in Section 3.2 below. Purchaser will not initiate contact with State or Federal environmental agencies, except through Seller, provided Seller hereby acknowledges and agrees that Purchaser may conduct a Phase I environmental audit of the Property. Such investigations may be conducted by Purchaser or any designee of Purchaser, including, without limitation, engineers, accountants, architects and Purchaser's employees, during normal business hours and upon reasonable prior notice to Seller or its designated agents, so long as Purchaser does not interfere with the tenants' use of the Property. If the sale does not close for any reason whatsoever, then Purchaser shall return to Seller all materials provided to Purchaser by Seller and Purchaser shall destroy all inspection reports and studies of the Property conducted by Purchaser; provided, however, if Seller desires to retain an inspection report or study of the Property conducted by Purchaser, Purchaser shall provide Seller with a copy of same upon a request by Seller.

3.2    Purchaser has provided Seller with copies of certain environmental inspection reports prepared by AEI Consultants, to wit: Phase 1, Project No. 343805, dated June 2, 2015 and the Proposal to Conduct a Phase II Environmental Inspection prepared by AEI Consultants dated June 19, 2015, Project No. 343805 attached hereto as Exhibit 3.2 and incorporated by reference herein (the “Phase II Proposal”). During the Phase II Environmental Inspection Period Purchaser shall have the right to enter the Property, at its sole cost and expense, for the sole purpose of completing the Phase II Environmental Inspection pursuant to the Phase II Proposal (the “Phase II Environmental Inspection”). If, the results of the Phase II Environmental Inspection indicate that the Property does not comply with applicable environmental rules, regulations, ordinances and statutes then

Purchaser may terminate this Agreement by notifying Seller in writing, which notice must be given before the end of the Phase II Environmental Inspection Period. In the event that Purchaser gives such notice of termination within such time period, this Agreement shall terminate and Purchaser shall receive a refund of the Deposit and be relieved of any and all liability under this Agreement (except for any surviving obligations set forth in this Agreement) upon return or destruction of the Evaluation Materials as directed by Seller. If Purchaser does not give such notice of termination Purchaser agrees to proceed to Closing in accordance with the balance of the terms of this Agreement.

3.3    Purchaser shall indemnify, defend and hold Seller and its officers, trustees, partners, members and employees harmless from any and all claims, losses, damages, costs and expenses (including reasonable attorneys' fees) arising from or in any way related to (i) the breach of any of the terms of this Article III; (ii) the Inspections; or (iii) the entry onto the Property and/or the conduct of any due diligence activities by Purchaser or any of Purchaser's affiliates, employees, officers, agents or contractors, at any time prior to the Closing. In the event that Purchaser does not purchase the Property, Purchaser shall repair any damage to the Property caused by Purchaser's activities upon the Property. The obligations of Purchaser under this Section 3.3 shall survive the termination of this Agreement and the indemnity obligations of Purchaser under this Section 3.3 shall survive the Closing.

3.4    Notwithstanding anything herein to the contrary, Purchaser hereby expressly acknowledges and agrees that Purchaser will have, prior to the end of the Inspection Period, thoroughly inspected and examined the Property to the extent deemed necessary by Purchaser in order to enable Purchaser to evaluate the purchase of the Property. Purchaser hereby further acknowledges and agrees that, other than the representations, warranties and covenants set forth herein and in the Closing documents executed and delivered at Closing, Purchaser, is relying solely upon its examination and evaluation of the Property and that Purchaser is purchasing the Property on an "AS IS", "WHERE IS" and "WITH ALL FAULTS" basis, without representations, warranties or covenants, express or implied, of any kind or nature including, but not limited to, the zoning of the Property, the tax consequences to Purchaser, the physical condition of the Property, environmental compliance, governmental approvals and compliance of the Property with applicable rules, regulations, ordinances and statutes. The express intention of Purchaser and Seller is that other than the representations, warranties and covenants set forth herein and in the Closing documents executed and delivered at Closing, Purchaser shall purchase the Property from Seller without any representations, warranties or covenants, express or implied, from or of Seller. Other than the representations, warranties and covenants set forth herein and in the Closing documents executed and delivered at Closing, Purchaser hereby waives and relinquishes all rights and privileges arising out of, or with respect to or in relation to, any representations, warranties or covenants, whether express or implied, which may have been made or given, or which may be deemed to have been made or given, by Seller. Without limiting the generality of the foregoing, Purchaser hereby further acknowledges and agrees that warranties of merchantability and fitness for a particular purpose are excluded from the transactions contemplated hereby, as are any warranties arising from a course of dealing or usage or trade, and that (except as expressly provided in Section 6.1 hereof) Seller has not represented or warranted, and Seller does not hereby represent or warrant, that the Property now or in the future will meet or comply with the requirements of any health, environmental or safety code or regulation of the United States of America, any state in which the Property or any portion thereof is located, or any other authority or jurisdiction. Without limiting the generality of the foregoing and subject to the warranties, representations and covenants set forth herein and in the Closing documents, in the event Purchaser actually takes title to the Property or any portion thereof, Purchaser hereby assumes all risk and agrees that Seller shall not be liable to Purchaser (or Purchaser's successors and assigns) for any special, direct, indirect, consequential or any other damages resulting or arising from or relating to the ownership, use, condition, location, maintenance, repair or operation of the Property accruing from or after Closing.

3.5    Purchaser agrees to keep confidential as hereinafter provided all information furnished to Purchaser by Seller concerning the Property, including, without limitation, the Leases, loan documents or other contracts and agreements, financial statements, legal instruments, studies, brochures and other materials, and any discussions or visitations to the Property (all of the aforementioned information is collectively referred to as "Evaluation Material(s)"). All Evaluation Material shall not be used or duplicated by Purchaser for any purpose other than evaluating a possible acquisition of the Property. Purchaser agrees to keep all Evaluation Material strictly confidential; provided, however, that Evaluation Material may be disclosed to the Related Parties (as hereinafter defined). As used herein, the term "Related Parties" shall mean Purchaser's directors, officers, partners, employees, outside legal counsel, architects, engineers, accounting firm and potential lenders who, in Purchaser's reasonable judgment, need to review the Evaluation Material for the purpose of evaluating Purchaser's possible acquisition of the Property. The Related Parties shall be informed of the confidential nature of the Evaluation Material and shall be directed to keep all such information in the strictest confidence and use such information only for the purpose of evaluating a possible purchase by Purchaser. Purchaser will direct all Related Parties to destroy the Evaluation Materials (and copies thereof) in their possession in the event this Agreement is terminated. Purchaser will direct Related Parties to whom Evaluation Material is made available not to make similar disclosures and any such disclosure shall be deemed made by and be the responsibility of Purchaser. Purchaser may not conduct in person interviews with any of the tenants of the Property unless reasonable prior notice (delivered via electronic mail no later than two (2) business days in advance of the date of the interview) is given to Seller. A representative of Seller shall be permitted to be present during all in person tenant interviews

3.6    Purchaser shall maintain commercial general liability insurance with broad form contractual and personal injury liability endorsements with respect to the activities of Purchaser and its agents, representatives and employees on the Property during the course of the Inspections. Such insurance shall (i) be written on an occurrence basis, (ii) be primary and non‑contributing with other insurance maintained by Seller, (iii) name Seller and its affiliates as additional insureds, (iv) provide coverage with a combined single limit of not less than $3,000,000.00 (per occurrence and in the aggregate) for bodily injury, death and property damage, (v) provide for deductible amounts of no more than $10,000.00 per occurrence and in the aggregate, and (vi) contain endorsements acceptable to Seller, including a waiver of defenses of the insurer based on the actions or inaction of Purchaser and its agents, representatives and employees. Purchaser's insurance carriers shall be authorized to do business in the state in which the Property is located. Prior to its entry onto the Property, Purchaser shall deliver to Seller a certificate of insurance to evidence that Seller has obtained the insurance coverage required herein.

ARTICLE IV

TITLE AND SURVEY MATTERS

4.1    As evidence of title:

(a)    Purchaser shall promptly order after the Effective Date a commitment (the "Title Commitment") for the Property from Escrow Agent, in its capacity as title insurer (the "Title Company"), to issue to Purchaser, at the Closing, an ALTA owner's title insurance policy in the amount of the Purchase Price, dated as of the time and date of Closing and providing so‑called "gap coverage" (the "Title Insurance Policy"), without standard exceptions relating to mechanics liens or parties in possession (other than tenants as tenants only) and with such endorsements as Purchaser may require, to the extent reasonably available (any such endorsements shall be at Purchaser's sole cost and expense except to the extent that the same relate to the cure of a title objection, which cure has been accepted by Purchaser in its reasonable discretion), free and clear of any liens and encumbrances except for matters set forth in the Title Commitment not objected to by Purchaser, as permitted hereunder, or objected to by Purchaser but waived by Purchaser or insured over by the Title Company in a manner satisfactory to Purchaser in its reasonable discretion (collectively, the "Permitted Exceptions"), but excluding in all events the so-called "standard exceptions" (provided that the standard survey exception shall be a Permitted Exception unless Purchaser so chooses to provide a survey as the Title Company shall require in order to delete such survey exception) and taxes and assessment for any period prior to Closing.

(b)    Purchaser may order a survey of the Property in such form as Purchaser may desire (the "Survey") at Purchaser's sole cost and expense.

4.2    Simultaneously with the execution of this Agreement Purchaser shall have notified Seller, in writing, of such objections as Purchaser may have to anything contained in the Title Commitment or the Survey ("Title Objections"). Any item contained in the Title Commitment or the Survey to which Purchaser does not object, or which is not a Mandatory Cure Objection (as defined below), shall be deemed a Permitted Exception. Seller shall have three (3) business days from the time that it received written notice of each of the particular defects (with reasonable specificity), in order to provide Purchaser with such documentation evidencing that such defect has been remedied and/or insured over by the

Title Company. As used herein, the term "Title/Survey Defect Cure Period" shall mean the period of time between the date Seller receives written notice of each of the particular title and survey defects and and the last day of said three (3) business days period. If Seller is unable or unwilling to cure such Title Objections or obtain such revised title commitment within the Title/Survey Defect Cure Period, Purchaser shall have the option (a) to proceed with the purchase of the Property, in which event such defects or objections will be deemed Permitted Exceptions (excluding the Mandatory Cure Objections which Seller shall remain obligated to cure); or (b) to terminate this Agreement and receive the Deposit, in full termination of any and all liabilities and rights of Purchaser and Seller under this Agreement (except for any surviving obligations under this Agreement) by delivery of notice of termination to Seller within two (2) business days after the earlier of the date that Seller advises Purchaser in writing that Seller is unable to remedy such defect, and the end of the Title/Survey Defect Cure Period. Failure of Purchaser to timely deliver such notice shall be deemed an election by Purchaser to terminate this Agreement. Notwithstanding the foregoing, the Seller shall be obligated to defease or satisfy all mortgages on the Property, and pay all delinquent property taxes and all other liens or monetary claims or encumbrances which are due to Seller's acts or omissions ("Mandatory Cure Objections").

ARTICLE V

CLOSING

Unless this Agreement has been terminated pursuant to the express terms hereof, the transaction contemplated under this Agreement shall be consummated by the parties in escrow (the "Closing") no later than fifteen (15) days after the end of the Phase II Environmental Inspection Period ("Closing Date") or on a date otherwise mutually agreed to by the parties subject, however, to any terms of this Agreement which expressly provide for the postponement of Closing. On the Closing Date, at such time as the Title Company has all required executed documents and all required funds, and at such time as the Title Company is able and has committed to issue the Title Insurance Policy in the form required hereunder, the Title Company shall concurrently disburse the funds in its possession in accordance with a Closing Statement executed by Seller and Purchaser, record all documents that are to be recorded and deliver the Closing documents to the respective parties hereunder. At Closing, Seller shall deliver possession of the Property to Purchaser subject to the Permitted Exceptions. In the event that Seller has been unable to satisfy the Chipotle Condition, Seller shall have the right to extend the Closing Date for one (1) additional period of up to forty-five (45) days by notifying Purchaser of such extension not less than three (3) business days prior to the Closing Date. If the Closing Date is extended pursuant to the foregoing sentence, the Closing shall occur on the date three (3) business days after satisfaction of the Chipotle Condition.

ARTICLE VI

SELLER'S REPRESENTATIONS, WARRANTIES AND COVENANTS

6.1    Seller represents and warrants for the sole and exclusive benefit of Purchaser the following as of the date hereof, and which representations and warranties shall be true and correct in all material respects on the Closing Date:

(a)    To Seller's actual knowledge, the Seller owns all right, title and interest to the Property, in fee simple, free and clear of all liens and encumbrances, except as is expressly shown and disclosed to Purchaser by the diligence items in Seller's possession or control and delivered to Purchaser and those exceptions that would be listed on a current title commitment for the Property.

(b)    To Seller's actual knowledge, (i) all licenses, permits and approvals required for operation and use of the Property (to the extent required by applicable law) have been issued and are in good standing, and (ii) Seller has not received any written notice that the Property (and all present uses and operations thereof) violates any deed or other title covenants or restrictions recorded in the land records or otherwise applicable to the Property.

(c)    To the actual knowledge of Seller, there are not pending any special assessments or condemnation actions with respect to the Property or any part thereof.

(d)    All improvements and construction work or any other services, being performed by Seller (excluding repairs and routine maintenance conducted in the ordinary course of business) the nonpayment of which could result in the imposition of mechanics' or other liens, provided with respect to the Property have been completed and paid in full.

(e)    There are no outstanding commissions and/or fees currently due or payable to brokers or agents on account of any Leases (hereinafter defined) covering any portion of the Property, and no commissions and/or fees, including that which may be payable upon the exercise of options or other rights by tenants after the Effective Date, will be payable or potentially payable to brokers or agents after Closing hereunder with respect to such Leases.

(f)    All construction work, tenant improvement work and other work required by the terms of the Leases has been completed and paid for in full.

(g)    Seller has not received any written notice of any violation by Seller of any law, zoning ordinances or regulations affecting the Property.

(h)    Seller has not contracted for any services or employment which will bind Purchaser as a successor in interest with respect to the Property after the Closing Date.

(i)    Attached hereto as Exhibit C-1 is a list of all leases for all tenants of the Property (individually, a "Tenant" and collectively, "Tenants") which leases, amendments and letter agreements are all of the agreements that comprise the leases (the "Leases"). Attached as Exhibit C-2 is a rental report (the "Rent Roll") for the Property. The Leases and Rent Roll contain a true and correct list of all of the Leases presently in force and affecting the Property and accurately sets forth the information contained therein in all material respects; that there are no leases or occupancy agreements entered into by Seller currently in effect which affect the Property other than those listed on Exhibits C-1 and C-2 (together with any additional leases approved by Purchaser); and that no amendment, modification, or supplement of any kind of said Leases exists other than as specified thereon. No Tenant has asserted any claim of which Seller has written notice which would in any way affect the collection of rent from any Tenant and no written notice of default or breach on the part of the landlord under any of the Leases has been received by Seller or its agents from any Tenant at the Property.

(j)    That except as disclosed in the environmental site assessments identified in Exhibit D attached hereto and made a part hereof (collectively, the "Site Assessments"), copies of which have been provided to Purchaser, and except for de minimis quantities of materials permitted by law or regulations, and to Seller's actual knowledge, the Property has not been used for the purpose of disposal of, refining, generating, manufacturing, producing, storing, handling, treating, transferring, releasing, processing or transporting any hazardous waste or hazardous substance, as such terms are defined in the Resource Conservation and Recovery Act of 1976, 42 USC 6901 et seq., as amended, the Compensation and Liability Act of 1980, 42 USC 9601 et seq., or the Superfund Amendments and Reauthorization Act, Public Law 99‑499 during Seller's ownership of the Property.

(k)    That Seller has no employees at the Property and is not a party to any collective bargaining agreement.

(l)    That Seller has granted to no person or other entity any right or option to acquire, lease, use or occupy all or any portion of the Property other than as provided for in the Leases and/or the Title Commitment.

(m)    That to Seller's actual knowledge, there is no action, suit or proceeding pending against Seller as owner of the Property, or affecting the Property, this Agreement or the transactions contemplated hereby.

(n)    That Seller is a limited partnership duly formed and validly existing under the laws of the State of Delaware and has all requisite power and authority to enter into this Agreement and perform its obligations hereunder.

(o)    That Seller is not a "foreign person" as defined in Section 1445(f)(3) of the Internal Revenue Code (the "Code").

(p)    That this Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, and the execution and performance of this Agreement does not and will not conflict with, or cause a default under any agreement to which Seller is a party or by which Seller or any portion of the Property is bound.

(q)    To Seller’s actual knowledge, all material documents produced by Seller and provided by Seller to Purchaser (excluding third party reports), are the complete originals or, if not originals, are true, accurate, and complete copies.

(r)    The Seller is not a debtor in any bankruptcy or other insolvency proceeding.

(s)     All amounts due and payable by Seller under any operating and reciprocal easement agreements or similar agreements affecting the Real Property have been paid and Seller has not received written notice of default under any such agreements which has not been cured. To Seller’s actual knowledge, there are no parties subject to such agreements which are in default under any of such agreements.

Notwithstanding the foregoing, Seller shall not be deemed to have breached any of the foregoing representations and warranties to the extent that changes have occurred between the date hereof and Closing. Seller covenants to promptly inform Purchaser in writing of any such changes that come to "Seller's actual knowledge." If any of the foregoing representations and warranties shall change in any way which would have a material adverse effect on the Property or the operation thereof, Purchaser shall have the right to terminate this Agreement within five (5) days of receipt of written notice of any such change. If Purchaser timely exercises its right to terminate this Agreement, then Purchaser shall be entitled to a return of the Deposit, and this Agreement shall terminate and the parties shall be relieved of all liability hereunder (except for any surviving obligations under this Agreement). If Purchaser fails to timely exercise its right to terminate this Agreement as provided above, this Agreement shall remain in full force and effect and such changes shall be deemed acceptable to Purchaser.

As used herein, the term "Seller's actual knowledge" or words of similar import shall mean only the actual, not imputed, knowledge of Catherine Clark, Senior Vice President, Acquisitions/Dispositions and Michael McBride, Asset Manager (collectively referred to as “Designated Representative"), who is the person with the most knowledge about the Property, without having performed any investigation or diligence of any kind. Purchaser hereby unconditionally and irrevocably waives any claim against the Designated Representative of Seller relating to or arising out of this Agreement, which waiver shall survive the Closing or earlier termination of this Agreement.

6.2    Purchaser hereby warrants and represents for the sole and exclusive benefit of Seller as follows:

(a)    Purchaser is a Delaware limited liability company, duly organized and validly existing under the laws of the State of Virginia and has all requisite power and authority to enter into this Agreement and perform its obligations hereunder.

(b)    That this Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, and the execution and performance of this Agreement does not and will not conflict with, or cause a default under any agreement to which Purchaser is a party or by which Purchaser or the Property is bound.

(c)    Purchaser is familiar with the source of funds for the purchase price and represents that all such funds derived from legitimate business activities within the United States of America and/or from loans from a banking or financial institution chartered or organized within the United States of America.

(d)    Purchaser is not subject to sanctions of the United States government or in violation of any federal, state, municipal or local laws, statues codes, ordinances, orders, decrees, rules or regulations ("Laws") relating to terrorism or money laundering, including, without limitation, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the "Executive Order") and the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56, the "Patriot Act"). Purchaser is not a "Prohibited Person", which term is defined as follows: (i) a person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (ii) a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (iii) a person or entity with whom Sellers are prohibited from dealing or otherwise engaging in any transaction by any terrorism or anti-money laundering law, including the Executive Order and the Patriot Act; (iv) a person or entity who commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order; or (v) a person or entity that is named as a "specially designated national and blocked person" on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website, http://www.treas.gov/ofac/tllsdn.pdf or any replacement website or other replacement official publication of such list.

(e)    Purchaser is not nor will Purchaser (i) conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Prohibited Person, (ii) deal in, or otherwise engage in, any transaction relating to any property or interest in property blocked pursuant to the Executive Order, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order or the Patriot Act.

(f)    Purchaser shall deliver to Seller any certification or other evidence requested from time to time by Seller, in its reasonable discretion and in form reasonably acceptable to Purchaser, confirming Purchaser's compliance with the provisions of Subparagraphs (c), (d) and (e) of this Section 6.2.

6.3    The representations and warranties set forth in Sections 6.1 and 6.2 hereof shall survive Closing, except that the representations in Subsections 6.1(a) through (j) and (m), (q) and (s) inclusive shall only survive for a period of nine (9) months following the Closing. Any claim against Seller for violation or alleged violation of the representations and warranties in Section 6.1(a) through (j) and (m), (q) and (s) shall be asserted in writing within said nine (9) months following the Closing in a written notice to Seller giving reasonable details of the claims, and if not so asserted within such time, Seller shall have no further liability with respect thereto. Notwithstanding anything to the contrary contained herein, prior to the Closing, if Purchaser has actual or deemed knowledge that any representation or warranty of Seller set forth in this Agreement is not true, and nevertheless Purchaser proceeds to close the transaction, then Purchaser shall be deemed to have irrevocably and unconditionally waived its right to assert any claim against Seller after the Closing with respect to any misrepresentation of which it had knowledge prior to Closing. The provisions of the proceeding sentence shall survive the Closing.

6.4    Notwithstanding anything to the contrary contained in this Agreement, (a) the maximum liability of Seller following the Closing under this Article 6, shall not exceed the aggregate sum of $500,000.00 and (b) Purchaser shall not assert any claim(s) against Seller following the Closing unless the aggregate amount of all claim(s) exceeds $15,000.00. The provisions of this Section 6.4 shall survive the Closing. The provisions of this Section 6.4 shall not apply to any Deed executed and delivered by Seller at the Closing.

6.5    Seller shall pay or credit Purchaser at Closing all amounts due, which are attributable to the period prior to Closing, under the Existing Contracts (as hereinafter defined). At Closing, Purchaser may assume the Existing Contracts. As used in this Agreement, the term "Existing Contracts" shall mean the existing contracts relating to the Property and any contracts relating to services upon the Property, including without limitation, grounds services and the like, that Seller enters into after the Effective Date, subject to the terms and conditions of this Agreement.

6.6    Prior to the expiration of the Inspection Period, without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed and in no event shall Purchaser take more than three (3) business days to respond to a request for approval, (a) Seller shall not cancel or terminate any of the Leases or accept surrender or termination of same, (b) Seller shall not enter into any amendment to or modification of any of the Leases which will materially reduce or forgive any rents or which would otherwise materially affect the value of the Property, (c) Seller shall not accept any advance rental under, any Lease unless pursuant to the terms thereof, (d) Seller shall not enter into any new Leases;; and (e) unless Seller is reasonably required to do so by the terms of such Lease or by applicable law, consent to any assignment of any Lease or any sublease of the premises demised thereunder.

6.7    From and after the end of the Inspection Period, provided Purchaser has elected to proceed with the purchase as provided in Section 3.2, without the prior written consent of Purchaser, in its sole and absolute discretion: (a) Seller shall not cancel or terminate any of the Leases or accept surrender or termination of same, (b) Seller shall not enter into any amendment to or modification of any of the Leases, (c) Seller shall not accept any advance rental under any Lease; (d) Seller shall not enter into any new Leases; and (e) unless Seller is reasonably required to do so by the terms of such Lease or by applicable law, consent to any assignment of any Lease or any sublease of the premises demised thereunder.

6.8    That from the Effective Date to the Closing Date, Seller shall conduct its business involving the Property in the ordinary course, and during said period will:

(i)    Not transfer any of the Property or create on the Property any easements, liens, mortgages, encumbrances or other interests that would affect the Property after Closing or Seller's ability to comply with the terms of this Agreement;

(ii)    Not enter into any contracts or other commitments regarding the Property, other than in the ordinary and usual course of business, without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed prior to the expiration of the Inspection Period but may be withheld subsequent to the expiration of the Inspection Period in Purchaser's sole discretion unless such contracts or commitments will be terminated prior to the Closing;

(iii)    Continue to maintain and repair the Property in at least the same manner which Seller has previously maintained and repaired the Property;

(iv)    Keep in effect Seller's existing policies of public liability and hazard and extended coverage insurance insuring the Property;

(v)    Deliver notice to Purchaser of any actions, suits, claims and other proceedings which are likely to have a material adverse effect on the value of the Property and that have been received by Seller and any actual condemnation of any portion of the Property;

(vi)    Perform all of its material obligations under the Leases and Contracts and timely pay all taxes, assessments, and other operating expenses.

ARTICLE VII

DEFAULTS

7.1    If Purchaser breaches this Agreement, then the Escrow Agent shall deliver the Deposit to Seller as full compensation for its damages as its sole remedy, given that the parties acknowledge and agree that actual damages are impossible to ascertain with any certainty but the Deposit is a reasonable estimate thereof. The parties have agreed that Seller's actual damages in the event of a failure to consummate this sale due to Purchaser's default would be extremely difficult or impracticable to determine. After negotiation, the parties have agreed that, considering all of the circumstances existing on the date of this Agreement, the amount of the Deposit is a reasonable estimate of the damage that Seller would incur in such event, and each party specifically confirms the accuracy of the statements made above and the fact that each party was represented by counsel who explained, at the time this Agreement was made, the consequences of this liquidated damages provision. The foregoing is not intended to limit any indemnifications given by Purchaser in this Agreement.

7.2    If the Seller breaches this Agreement, Purchaser shall, as its sole remedy, have the right to either: (a) declare this Agreement terminated, in which event the Deposit shall be promptly returned to Purchaser, or (b) seek specific performance of Seller's obligations hereunder.

7.3    Notwithstanding anything herein to the contrary, in the event that Seller willfully and intentionally defaults in its obligations under this Agreement for the purpose of preventing Purchaser from purchasing the Property and if specific performance is not a commercially reasonable available remedy because of such Seller acts, then, in the event of termination of this Agreement by Purchaser, in addition to the return of the Deposit to Purchaser, Seller shall, within five (5) business days thereafter, provided that Purchaser has delivered to Seller all reports and other materials received in connection with its inspections of the Property, pay to Purchaser, as liquidated damages and not as a penalty, an amount equal to all actual third party out of pocket costs and expenses incurred by Purchaser in connection with the transaction contemplated hereby up to a maximum total amount of Twenty-Five Thousand and 00/100 Dollars ($25,000.00).

ARTICLE VIII

CLOSING DOCUMENTS AND DELIVERIES

On the Closing Date, Seller shall execute and deliver to Purchaser (as required) and Purchaser shall execute and deliver to Seller (as required) the following:

8.1    Seller shall execute and deliver to Purchaser a special warranty deed (or equivalent) conveying the Property to Purchaser subject to the Permitted Exceptions and the Leases (the "Deed"). Seller shall also execute and deliver to Purchaser a Quit-Claim Deed which shall convey the Real Estate by reference to the Survey obtained by Purchaser, provided that the same is certified to Seller.

8.2    Seller shall execute and deliver to Purchaser an assignment and assumption of the Leases and other occupancy agreements and all rents to become due thereunder from and after the Closing Date (the "Assignment and Assumption of Leases") in the form of Exhibit E, which is attached hereto and made a part hereof. On the Closing Date, Seller shall deliver to Purchaser the originally executed Leases or copies thereof if the originals are not in Seller's possession and control. Purchaser shall execute for the Property a counterpart of the Assignment and Assumption of Leases and deliver same to Seller at Closing.

8.3     Seller shall deliver to Purchaser all existing plans and specifications in Seller's possession and control relating to the Real Estate and the improvements located thereon, along with all tenant files, maintenance files and logs, keys, and such other documents as Purchaser may reasonably request provided such items are not proprietary.
8.4    Seller shall deliver to Purchaser licenses and certificates of occupancy or such other comparable certificates or documents in Seller's possession and control, if any, issued by the appropriate governmental authority with respect to the Property.

8.5    Purchaser shall deliver to Seller the Purchase Price by wire transfer of readily available funds, subject to the adjustments and prorations herein.

8.6    Seller shall execute and deliver to the Purchaser a bill of sale (the "Bill of Sale") in the form of Exhibit F, which is attached hereto and made a part hereof. The Bill of Sale shall cover all fixtures, equipment and other personal property, if any, owned by Seller and used or useable in connection with the operation of the Property, without warranty of title, condition or otherwise by Seller.

8.7    Seller shall execute and deliver to Purchaser a certification by Seller that the representations and warranties contained in Section 6 are true, correct and complete in all material respects as of Closing;

8.8    Seller shall execute and deliver to Purchaser an assignment of the Intangibles, Permits and Warranties (the "Assignment of Intangibles, Permits and Warranties") in the form of Exhibit E-1, which is attached hereto and made a part hereof.

8.9    Seller shall deliver such evidence of Seller's authority to enter into this transaction which is reasonably required by the Title Company. Seller shall execute and deliver such affidavit as the Title Company may reasonably require to remove its standard printed exceptions relating, among other things, to mechanics liens and right of parties in possession, but not with respect to matters of survey.

8.10    Seller shall deliver to Purchaser a notice to the tenants of the change of ownership of the Property in the form of Exhibit G, which is attached hereto and made a part hereof.

8.11    Seller shall deliver to the Title Company an affidavit stating that Seller is not a "Foreign Person" within the meaning of Section 1445(f)(3) of the Code.

8.12    Seller shall provide Purchaser with all Estoppel Certificates (hereinafter defined) required to be delivered to Purchaser under Sections 12.1 – 12.5 below. This Section 8.12 shall be a condition to Purchaser's obligation to close on the purchase of the Property; provided, however, that Seller's failure to provide any Estoppel Certificates to Purchaser at closing shall not be deemed a default of Seller, although Purchaser shall have the right to terminate this Agreement and receive a refund of the Deposit for such failure as per Section 12.1 herein.

8.13    Seller and Purchaser shall execute and deliver to each other a closing statement (the "Closing Statement") (an initial draft of which shall be prepared and circulated by Seller at least two (2) business days prior to Closing) showing the items and amounts prorated and the amounts by which the Purchase Price shall be adjusted in the following manner as of the Closing Date:

(a)    Purchaser shall pay the costs and expenses of the Title Insurance Policy, any endorsements to the Title Insurance Policy and for the Survey.

(b)    That portion of current real and personal property taxes and other or special assessments payable in installments for the calendar year of Closing (collectively, the "Taxes") that are not subject to reimbursement by tenants of the Property shall be prorated and adjusted as of the Closing Date in accordance with the method by which such taxes are collected from the tenants under the Leases (i.e., if such tenants reimburse the owner of the Property on a calendar year basis, the portion of taxes not reimbursed by tenants shall be prorated on a calendar year basis).  That portion of taxes which are subject to reimbursement by the tenants shall not be subject to proration, but the party that actually pays the tax bill relating to same shall be entitled to receive any such reimbursement from the tenants relating thereto.  If the Closing shall occur before the tax rate is fixed for the then current year, the apportionment of Taxes shall be upon the basis of the prior year's tax rate or most current tax rate, if known, applied to the latest assessed valuation.  Said proration shall be re-prorated upon request by either party after issuance of the actual tax bill for the year of Closing based on the amount due on the earliest payment date.  All other real estate taxes, all special and other assessments (not payable in installments) which encumber the Property on the Closing Date for years prior to Closing, shall be the sole responsibility of the Seller.

(c)    Seller shall pay all real estate transfer taxes and documentary stamps imposed in connection with the conveyance of the Property at Closing to Purchaser. Purchaser shall pay all costs, expenses, charges and taxes of any kind whatsoever relating to any financing obtained by Purchaser in connection with its purchase of the Property.

(d)    Purchaser shall receive credit for all security deposits (including all interest earned thereon if required by applicable laws) which Seller is required to have in its possession or control pursuant to the terms of any Lease.

(e)    Seller shall pay all water, sewer, and utility charges, common area maintenance charges, and other operating expenditures through the day before the Closing Date. If final readings have not been taken, estimated charges shall be prorated between the parties and appropriate credits given, and post‑closing adjustments shall be made when the actual billings are received.

(f)    Rent and other amounts paid and or payable by tenants will be prorated at the Closing in accordance with the following provisions:

(i)    Minimum Rent. Minimum Rent, as defined in this subsection, shall be prorated between Seller and Purchaser as of the Closing Date based on the actual number of days in the month during which the Closing Date occurs; provided, however, (x) such proration shall be subject to Subsection (iv) hereof, and (y) to the extent that Minimum Rent is payable in arrears, such proration shall not occur until such Minimum Rent is actually collected by Purchaser or Seller. Seller shall be entitled to all Minimum Rent which accrues before the Closing Date and Purchaser shall be entitled to all Minimum Rent which accrues on and after the Closing Date. "Minimum Rent" means all rent payable in fixed installments and fixed amounts for stated periods by tenants under their Leases.

(ii)    Additional Rent. Additional Rent, as defined in this subsection, shall be prorated between Seller and Purchaser as of the Closing Date based on the actual number of days in the month or other period for which the advance payment is made, taking into account whether Seller or Purchaser is responsible for the expense related to such payment; provided, however, (x) such proration shall be subject to Subsection (iv) hereof and to the last sentence of this subsection, and (y) to the extent that Additional Rent is payable in arrears, such proration shall not occur until such Additional Rent is actually collected by Purchaser or Seller. Purchaser shall receive a credit for amounts that tenants of the Property have paid in advance to Seller for expenses coming due on or after the Closing Date. Subject to the last sentence of this subsection, such proration is to be made separately for each tenant who is obligated to pay Additional Rent on the basis of the lease year set forth in such tenant's Lease for the determination and payment of Additional Rent. "Additional Rent" means all reimbursements of operating expenses and administrative charges, management fees, common area maintenance charges, property promotional fund charges, reimbursements for electricity and charges for electrical resale, reimbursement of charges under various easement agreements affecting the Property, retroactive rent escalations, insurance cost reimbursements, reimbursements owed for tenant improvement construction costs and all other amounts and charges payable by tenants to Seller (other than Minimum Rent and Percentage Rent), but shall not include security deposits.

(iii)    Percentage Rent. Subject to Subsection (iv) hereof, Percentage Rent, as defined in this subsection, payable by a tenant under its Lease, if any, is to be separately prorated as of the Closing Date between Seller and Purchaser, but such proration shall not occur until Purchaser or Seller actually collects such Percentage Rent. Such proration is to be made separately for each tenant who is obligated to pay Percentage Rent on the basis of the lease year set forth in such tenant's Lease for the determination and payment of Percentage Rent and the number of days within that lease year that the Property was owned by Seller. Seller and Purchaser will prorate the total Percentage Rent due from each tenant as a part of the Final Closing Adjustment pursuant to Section 8.14 hereof. "Percentage Rent" means amounts payable by tenants under their Leases in addition to Minimum Rent, in an amount equal to a fixed percentage or percentages of the tenants' gross receipts or gross sales (generally in excess of a break point), as applicable.

(iv)    Delinquent Rent. Minimum Rent, Additional Rent and Percentage Rent (collectively, "Rent") which is due but unpaid on the Closing Date ("Delinquent Rent") shall be prorated between Seller and Purchaser as of the Closing Date but not until it is actually collected, if at all, by Purchaser after the Closing. Delinquent Rent collected by Purchaser after the Closing shall be applied (x) first, to Purchaser for current Rent due and payable and for any other current amounts owed by such tenant to Purchaser; (y) then to Purchaser for any other Rent owed to Purchaser by such tenant; and (z) then to Seller, up to the amount of any Delinquent Rent owing to Seller. If Seller receives any rent after the Closing Date, Seller shall promptly deliver such Rent to Purchaser. Upon receipt of any Rent from Seller, Purchaser shall apply such Rent in accordance with this Subsection (iv). Purchaser shall use commercially reasonable efforts to collect Delinquent Rent on behalf of Seller. Seller covenants and agrees, which covenant and agreement shall survive closing, not to sue or otherwise assert a claim under any Lease against any tenant of the Property that, at the time of assertion of the claim, is a tenant at the Property or is otherwise obligated to Purchaser under a lease for any portion of the Property. The terms of this Section shall survive the Closing and not be merged therein.

(g)    Purchaser shall pay the recording fees relative to the recording of the Deed and any other document to be recorded other than corrective title instruments, which shall be paid for by the Seller.

(h)    Seller shall be responsible for all tenant improvement costs and leasing commissions for all Leases in effect on the Closing Date, but specifically excluding any amounts payable in connection with any future lease extensions or renewals which have not yet been exercised, or in connection with a future premises expansion.

(i)    Burger King Credit. Purchaser shall receive a credit in the amount of the difference between the rent that is due under the Burger King Lease from Closing until January 17, 2019 and the rent which would have been due if the rent amount during such time period had been in the amount of $60,500.00 annually (which is the amount due commencing January 18, 2019).

(j)    Each party shall pay its own attorney fees.

(k)    Survival. The provisions of this Section 8.13 shall survive the Closing.

8.14    No later than April 30, 2016, Seller and Purchaser shall make a final adjustment to the prorations made pursuant to this Agreement (the "Final Closing Adjustment"). The Final Closing Adjustment shall be made in the following manner:

(a)    General. All adjustments or prorations which could not be determined at the Closing because of the lack of actual statements, bills or invoices for the current period, the period-end adjustment of Additional Rent, the unavailability of final sales figures or amounts for Percentage Rent or any other reason is to be made as a part of the Final Closing Adjustment. Any net adjustment in favor of Purchaser is to be paid in cash by Seller to Purchaser no later than thirty (30) days after the Final Closing Adjustment. Any net adjustment in favor of Seller is to be promptly paid in cash by Purchaser to Seller upon collection of such amounts from the tenants. At Closing, the Seller shall provide a year to date Additional Rent calculations and back up information in order that the Purchaser can complete the 2015 reconciliations.

(b)    No Further Adjustments. Except for: (i) additional or supplemental real estate taxes, real estate tax credits or rebates, or other adjustments to real estate taxes due to back assessments, corrections to previous tax bills or real estate tax appeals or contests; (ii) any item of Additional Rent or any Percentage Rent which may be contested by a tenant; or (iii) manifest errors, the Final Closing Adjustment will be conclusive and binding upon Seller and Purchaser, and Seller and Purchaser waive any right to contest after the Final Closing Adjustment any prorations, apportionments or adjustments to be made pursuant to this Section 8.14 after the Final Closing Adjustment.

(c)    Survival. The provisions of this Section 8.14 shall survive the Closing.

8.15    Seller shall execute and deliver to Purchaser an assignment and assumption of the Existing Contracts (the “Assignment and Assumption of Contracts”) in the form of Exhibit E-2, which is attached hereto and made a part hereof. On the Closing Date, Seller shall deliver to Purchaser the originally executed Existing Contracts or copies thereof if the originals are not in Seller’s possession and control. Purchaser shall execute a counterpart of the Assignment and Assumption of Contracts and deliver same to Seller at Closing.

ARTICLE IX

DAMAGE

9.1    Minor Damage. In the event of loss or damage to the Property or any portion thereof (the "premises in question") which is not "major" (as hereinafter defined), this Agreement shall remain in full force and effect provided (i) Seller promptly performs all repairs and replacements to return the Premises to its condition immediately prior to such loss or damage, Seller thereby retaining all of Seller's right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies relating to the premises in question, or (ii) takes steps to prevent further damage thereto and all proceeds of insurance payable by reason of such loss or damage are paid, assigned, or credited to Purchaser. In such event, Purchaser shall be entitled to a reduction in the Purchase Price to the extent of the cost of repairing such damage, as determined by an insurance adjuster engaged by the applicable insurance company, exceeds the amount of insurance proceeds made available therefor. Seller shall maintain in effect until Closing all-risk casualty insurance policies with respect to the Property up to the replacement value thereof and shall cause all of such policies to be endorsed to protect both parties as their interests may appear.

9.2    Major Damage. As used in this Agreement, the term "Major Damage" shall mean that all or a portion of the rentable floor area of the improvements located upon any of the Property shall be damaged or destroyed by fire, storm or other casualty before the Closing Date, and the costs to repair such damage or destruction exceeds the sum of Four Hundred Thousand and 00/100 Dollars ($400,000.00). If Major Damage should occur, or if any Key Tenant may terminate its Lease due to damage or destruction by fire, storm or other casualty, then Purchaser shall have the right to terminate this Agreement by providing to Seller a written notice of termination within fifteen (15) days after receiving notice of such Major Damage and to receive back the Deposit and the parties shall be relieved of all liability under this Agreement except for any surviving obligations under this Agreement. In the event Purchaser shall not elect to terminate this Agreement or fails to timely terminate this Agreement, Purchaser shall be entitled to receive at Closing an absolute assignment from Seller of any interest Seller may have otherwise had in the proceeds of any insurance on the Property, Seller shall pay to Purchaser the amount of any deductible or self‑insured retention in Seller's insurance policies, and Purchaser shall proceed with the Closing on the Property in its then "as-is" condition with no reduction in the Purchase Price.

9.3    Risk of Loss. Subject to the terms of this Article 9, at all times until the Closing has been consummated, Seller shall maintain in full force and effect casualty and liability insurance on or with respect to the Property, it being understood and agreed that all risk of loss with respect to the Property shall remain with Seller through Closing.

ARTICLE X

CONDEMNATION

10.1    In the event, between the date hereof and the Closing Date, any condemnation or eminent domain proceedings are initiated which would result in (i) any Key Tenant (as hereinafter defined) being allowed to terminate its lease (ii) reduction of the parking requirements below the number of spaces required by zoning codes, or (iii) material alteration or elimination of any access point to the Real Estate, Purchaser may:

(a)    terminate this Agreement in its entirety by providing written notice to Seller and receive a refund of the Deposit (within the time periods provided for in Section 10.2 below and the parties shall be relieved of all liability under this Agreement except for any surviving obligations under this Agreement); or

(b)    proceed with the Closing, in which event Seller shall assign to Purchaser at Closing all of Seller's right, title and interest in and to any award made in connection with any such condemnation or eminent domain proceedings, with the Property being in its then "as is" condition with no reduction to the Purchase Price.

10.2    Seller shall promptly notify Purchaser in writing if Seller has actual knowledge of the commencement or occurrence of any condemnation or eminent domain proceedings. Purchaser shall then notify Seller, within fifteen (15) days of Purchaser's receipt of said Seller's notice, which of Purchaser's rights Purchaser elects to exercise under Section 10.1(a) or Section 10.1(b). If Purchaser fails to make an election within such fifteen (15) day period, Purchaser shall be deemed to have elected to exercise Purchaser's rights under Section 10.1(b).

ARTICLE XI
BROKER

11.1    Purchaser represents and warrants that it has not been represented by a broker in connection with the purchase of the Property and no commissions or fees are due by reason of Purchaser's actions in this matter. Seller represents that it has been represented in this transaction by Richard Reid of HFF ("Seller's Broker"), and that Seller will be responsible for any commission due that firm under separate agreement with Seller. Seller and Purchaser shall indemnify and hold each other harmless from any loss, cost, liability or expense (including reasonable attorneys' fees) for the breach of this Section 11.1.

ARTICLE XII

ESTOPPEL CERTIFICATES; LOAN CONDITION; CHIPOTLE CONDITION

12.1    Seller shall use its commercially reasonable efforts to deliver Estoppel Certificates to Purchaser at or prior to the Closing from at least the "Requisite Number" (as hereinafter defined) of tenants at the Property. In the event that Seller is unable to deliver the Estoppel Certificates executed by the Requisite Number of tenants at or prior to the Closing, Purchaser's sole remedy shall be, subject to Section 12.2 and 12.3 hereof, to terminate this Agreement and receive a return of the Deposit as set forth in Section 12.4 hereof. Seller's failure to obtain the Requisite Number of Estoppel Certificates shall in no event be a default hereunder. As used herein, the term "Estoppel Certificate" shall mean: (i) with respect to the major, national or regional tenants, such tenant's usual and customary form of Estoppel Certificate; (ii) with respect to any other tenant of the Property that has agreed to a form of Estoppel Certificate in its Lease, the form of Estoppel Certificate so agreed upon in the Lease, and (iii) with respect to the balance of tenants in the Property, a letter in form and substance which does not vary materially from the form attached hereto as Exhibit H and made a part hereof. The term "Requisite Number" shall mean (i) Hobby Lobby and Burlington Coat Factory (collectively, “Key Tenants”) and (ii) the balance of the tenants at the Property which demise an aggregate number of leasable square feet in the Property equal to at least seventy percent (70%) of the leased and occupied space in the Property as of the Effective Date.
12.2    Intentionally deleted.
12.3    For an Estoppel Certificate to be acceptable to the Purchaser, such Estoppel Certificate shall be consistent in all material respects with the due diligence materials submitted by Seller to Purchaser, the terms of such tenant's lease and the Rent Roll and shall not indicate any material default by the landlord or tenant, shall state no claim of offset by the tenant, no default by Seller under the Leases and no circumstance which would with the giving of notice or passing of time be a default by Seller under any Lease within the aforesaid time period.
12.4    In the event that the Seller is not able to comply by the Closing Date with the requirements of Article 12.1 and 12.3 herein, then Purchaser shall have the right, as its sole remedy on account of such events (i) to terminate this Agreement by notice in writing to Seller, in which event Seller shall cause the Escrow Agent to refund the Deposit to Purchaser, whereupon except as otherwise provided herein, neither party shall have any further rights or obligations hereunder; or (ii) to waive the same and accept the Property without any abatement of the Purchase Price.
12.5    Within two (2) business days of the Effective Date, at the sole cost and expense of Purchaser, Purchaser shall apply for and shall use its best efforts to obtain from a CMBS lender of Purchaser’s choice a loan with 60% loan to value ratio and a ten year term, and upon such other terms which shall be to the complete subjective satisfaction of Purchaser, such loan application shall have been accepted by the lender of Purchaser’s choice, and such lender shall have given final approval of such loan, all loan conditions shall be met, and such loan shall be fully funded at closing (the "Loan Condition"). In the event that Purchaser is unable to satisfy the Loan Condition by the Closing Date, then, Purchaser shall have the option to proceed with the purchase of the Property or to terminate this Agreement and receive the Deposit, in full termination of any and all liabilities of Purchaser and Seller under this Agreement (except for any surviving obligations under this Agreement) by delivery of notice of termination to Seller prior to Closing.

12.6    It shall be a condition precedent to Purchaser’s obligation to close that the Seller obtain, at or prior to Closing, the following from Chipotle Mexican Grill of Colorado, LLC ( “Chipotle”): (i) an executed (by Chipotle and Seller) ground lease (the “Chipotle Lease”) for the portion of the real estate set forth on Exhibit A-2 (the “Chipotle Parcel”) on terms that do not materially differ from the terms of the letter of intent attached hereto as Exhibit J and in the form of the ground lease attached hereto as Exhibit K; and (ii) consent to the permitted use as set forth in such ground lease from Hobby Lobby and Burlington Coat Factory (collectively, the “Chipotle Condition”). In the event that Seller satisfies the Chipotle Condition, then, at Closing, Seller and Purchaser shall execute and deliver an escrow agreement (the “Chipotle Escrow”) and One Million and 00/100 Dollars ($1,000,000.00) (the “Escrow Funds”) of the Purchase Price shall be deposited in escrow to be held by Escrow Agent and disbursed as hereinafter provided. The Chipotle Escrow shall commence upon the Closing Date and continue until the earlier of the satisfaction of the conditions precedent set forth in Section 2.04 of the Chipotle Lease (the “Chipotle Lease Conditions Satisfaction”) or the termination of the Chipotle Lease by Chipotle due to failure to satisfy the conditions precedent set forth in Section 2.04 of the Chipotle Lease (the “Chipotle Lease Termination”) (the “Escrow Termination Date”) and shall provide that the Escrow Funds shall be disbursed as follows (i) in the event of the Chipotle Lease Conditions Satisfaction, the Escrow Funds shall be disbursed to Seller three (3) days after Seller provides written notice to the Title Company and Purchaser of the same and upon Purchaser reasonably approving such disbursement (Purchaser to provide written approval or written objection, specifying the reason for not approving such disbursement, to Seller and Title Company within said three (3) day period), provided, however, Purchaser shall receive from such Escrow Funds the amount of any unpaid, and/or previously paid by Purchaser (as evidenced by paid receipts), as of the date of the release of the Escrow Funds, leasing commissions, tenant allowances and free rent (as set forth in the Chipotle Lease) and other costs required to be paid by Landlord (as set forth in the Chipotle Lease) to deliver the Chipotle Parcel to Chipotle pursuant to the Chipotle Lease, or (ii) in the event of the Chipotle Lease Termination, then the Escrow Funds shall be disbursed to Purchaser ten (10) days after Purchaser sends a written request to Title Company and Seller to disburse the Escrow Funds together with written evidence of such Chipotle Lease Termination and upon Seller reasonably approving such disbursement. Seller shall use good faith efforts to obtain in the Chipotle Lease “hard” dates along with the time frames for the Chipotle Lease Conditions Satisfaction. Subsequent to Closing, Purchaser agrees that Seller may continue to work with Chipotle in conjunction with Purchaser to satisfy the Chipotle Lease conditions precedent set forth in Section 2.04 of the Chipotle Lease and Purchaser will cooperate with Seller as and when reasonably requested by Seller in connection with the same and upon a written request by Seller, Purchaser will execute such documentation as may be necessary to effectuate the foregoing within three (3) business days of such request and in the event that Purchaser fails to execute such documents or fails to send written notice to Seller that it will not execute such documents together with a reasonable basis for not executing such documents within three (3) business days of Seller’s request, such documents shall be deemed approved and may be executed by Seller on Purchaser’s behalf. In the event that the Chipotle Condition is not satisfied by the Closing Date it shall not be a default by Seller hereunder, and, subject to Seller’s right to extend the Closing Date pursuant to Article V, Purchaser shall have the option (a) to proceed with the purchase of the Property without a reduction in the Purchase Price or the establishment of the Chipotle Escrow, or (b) to terminate this Agreement and receive the Deposit, in full termination of any and all liabilities of Purchaser and Seller under this Agreement (except for any surviving obligations under this Agreement) by delivery of notice of termination to Seller prior to Closing.

12.7    Title to the Real Property shall be as required pursuant to Article IV herein, subject only to the Permitted Exceptions and the Escrow Agent shall be prepared to issue the Title Insurance Policy. In the event that this condition is not satisfied by the Closing Date, then, Purchaser shall have the option to proceed with the purchase of the Property or to terminate this Agreement and receive the Deposit, in full termination of any and all liabilities of Purchaser and Seller under this Agreement (except for any surviving obligations under this Agreement) by delivery of notice of termination to Seller prior to Closing.

12.8    Seller shall have materially performed, observed and complied with all material covenants, agreements and conditions required by this Contract to be performed by, observed and complied with on its part either on or prior to the Closing Date. In the event that this condition is not satisfied by the Closing Date, then, Purchaser shall have the option to proceed with the purchase of the Property or to terminate this Agreement and receive the Deposit, in full termination of any and all liabilities of Purchaser and Seller under this Agreement (except for any surviving obligations under this Agreement) by delivery of notice of termination to Seller prior to Closing.

12.10        If the Closing Date has been extended pursuant to Article V due to Seller being unable to satisfy the Chipotle Condition, then it shall be condition to Closing that, as of the Closing Date, each Key Tenant shall be occupying the Property and operating its business at the Property. In the event that this condition is not satisfied on the Closing Date, then, Purchaser shall have the option to proceed with the purchase of the Property or to terminate this Agreement and receive the Deposit, in full termination of any and all liabilities of Purchaser and Seller under this Agreement (except for any surviving obligations under this Agreement) by delivery of notice of termination to Seller prior to Closing.

ARTICLE XIII

MISCELLANEOUS

13.1    This Agreement and the exhibits attached hereto embody the entire agreement between the parties in connection with this transaction and there are no oral or parole agreements existing between the parties relating to this transaction which are not expressly set forth herein and covered hereby; this Agreement may not be modified except in writing signed by all parties.

13.2    Failure of either party to complain of any act or omission on the part of the other party, no matter how long the same may continue, shall not be deemed to be a waiver by such party to any of its rights hereunder. No waiver by any party at any time, expressed or implied, of any breach of any provision of this Agreement shall be deemed a waiver or a breach of any other provision of this Agreement or a consent to any subsequent breach of the same or any other provision. If any action by any party shall require the consent or approval of another party, such consent or approval of such action on any one occasion shall not be deemed a consent to or approval of said action on any subsequent occasion or a consent to or approval of any action on the same or any subsequent occasion.

13.3    The captions, section numbers and article numbers appearing in this Agreement are inserted only as a matter of convenience, and do not define, limit, construe or describe the scope or intent of such sections or articles of this Agreement nor in any way affect this Agreement.

13.4    No party other than Seller and Purchaser, their successors and assigns, shall have any rights to enforce or rely upon this Agreement, which is binding upon and made solely for the benefit of Seller and Purchaser, their successors and assigns, and not for the benefit of any other party.

13.5    All Notices provided for or permitted to be given pursuant to this Agreement must be in writing. All Notices to be sent hereunder shall be deemed to have been properly given or served: if hand delivered by courier, in hand when received; if mailed, on the third business day following the date upon which the same is deposited in the United States mail, addressed to the recipient of the notice, postpaid and registered or certified with return receipt requested; if by telecopy or electronic mail, on the date sent (or the next business day after the date of transmission if the transmission day is not a business day) provided that the facsimile or electronic mail was properly addressed and, as to any fax provided it discloses the number of pages transmitted on its front sheet and that the transmission report produced indicates that each of the pages of the facsimile was received at the correct facsimile number; and if by overnight courier (e.g., Federal Express), on the business day following the day such notice was deposited with a national overnight courier service, so long as the day of deposit was on a service day of such courier and prior to the last pick up for such day.
If to Seller:    Ramco-Gershenson Properties, L.P.
31500 Northwestern Highway, Suite 300
Farmington Hills, Michigan 48334
Attention: Ms. Catherine Clark
Fax: (248) 592-6211
Email: cclark@rgpt.com

With a copy to:    Honigman Miller Schwartz and Cohn LLP
39400 Woodward Avenue, Suite 101
Bloomfield Hills, Michigan 48304
Attention: Sarah G. Deson, Esq.
Fax: (248) 566-8613
Email: sdeson@honigman.com

If to Purchaser:    WHLR-Conyers Crossing, LLC
2529 Virginia Beach Blvd., Suite 200
Virginia Beach, Virginia 23452
Attention: Dave Kelly
Fax: (757) 627-9081
Email: dkelly@WHLR.us

With a copy to:        Stuart A. Pleasants, Attorney at law
2529 Virginia Beach Blvd., Suite 100
Virginia Beach, VA 23452
Fax: (757) 627-9081
Email: stuartpleasants@verizon.net

13.6    This Agreement shall be governed by the laws of the State of Georgia. Venue for any legal proceedings arising from this Agreement shall be in Rockdale County, Georgia.

13.7    This Agreement may be signed in any number of counterparts and such counterparts may thereupon be delivered between the parties via facsimile or electronic mail. A facsimile or electronic mail copy of this Agreement which is fully executed, whether or not by counterparts, shall be treated as an original and fully binding upon the parties, unless a contrary intention is specifically and conspicuously stated on the cover page to the facsimile or electronic mail of the counterpart of this Agreement.
13.8    Neither Seller nor Purchaser shall make any public disclosure of this Agreement without the prior express written consent of the other except as required by law or by regulation of the Securities Exchange Commission or similar government agency;

provided, however, each party shall be entitled to publish a press release by which an announcement of the purchase is made, but the Purchase Price shall not be disclosed nor shall the name of the other party be disclosed.

13.9    Purchaser may not assign this Agreement or its rights hereunder without the prior written consent of Seller, which consent may be withheld in its sole discretion, except that Purchaser may assign this Agreement to any entity directly or indirectly owned or controlled by Purchaser without Seller consent by providing written notice thereof at least ten (10) business days prior to Closing. Any such assignment by Purchaser shall not release Purchaser from liability hereunder.

13.10    Intentionally deleted.

13.11    Seller reserves the right to effectuate the sale of the Property by means of an exchange of "like-kind" property which will qualify as such under Section 1031 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder. Seller expressly reserves the right to assign its rights, but not its obligations, hereunder to a qualified intermediary as provided in I.R.C. Reg. 1.1031(k)-1(g)(4) on or before the date of Closing. Upon written notice from Seller to Purchaser, Purchaser agrees to cooperate with Seller to effect a like-kind exchange, provided that such cooperation shall be subject to the following conditions: (a) such exchange shall not delay the date of Closing and shall occur either simultaneously with the Closing or the sale proceeds payable to Seller shall be paid to a third party escrow agent or intermediary and title conveyed to Purchaser, such that Purchaser shall not be required to participate in any subsequent closing, (b) Purchaser shall not be obligated to spend any sums or occur any expenses in excess of the sums and expenses which would have been spent or incurred by Purchaser if there had been no exchange, and (c) Purchaser shall not be obligated to acquire, accept title or convey any property other than the Property to be conveyed to Purchaser pursuant to this Agreement. Purchaser makes no representation or warranty that the conveyance of the Property by Seller to Purchaser shall qualify for a like-kind exchange. Likewise, if requested by Purchaser, Seller covenants and agrees to fully cooperate and take all actions requested to qualify Purchaser's purchase of replacement property within the meaning of Treasury Regulation Section 1.1031(k)-1(a) as like-kind property under Code Section 1031(a)(1). Purchaser shall pay all costs and expenses relating to Purchaser's actions hereunder. Seller further agrees to execute any and all documents (subject to reasonable approval of legal counsel) as are reasonably necessary in connection with such exchange provided that Seller shall not be required to undertake any material liability or obligation in so doing.

13.12    As used in this Agreement, the term "business day" shall refer to all days other than Saturdays, Sundays and State and Federal holidays. To the extent a time period set forth in this Agreement expires on any day other than a business day, then expiration of such time period shall be deemed to have been extended to the next business day.

13.13    In the event of any litigation relating to this Agreement, the prevailing party in such litigation shall be entitled to recover from the losing party its actual costs and expenses of the litigation, including reasonable attorneys' fees.

13.14    Unless stated explicitly otherwise in this Agreement, the provisions of this Agreement shall survive Closing.

[END OF TEXT – SIGNATURES ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

RAMCO-GERSHENSON PROPERTIES, L.P.
a Delaware limited partnership

By:    Ramco-Gershenson Properties Trust,
a Maryland real estate investment trust,
general partner

By: /s/ Catherine Clark

Name: Catherine Clark

Its: Executive Vice President-Transactions

"Seller"

WHLR-CONVEYRS CROSSING, LLC
a Delaware limited liability company

By:    /s/ Jon S. Wheeler

Name:    Jon S. Wheeler

Its:     Manager

"Purchaser"